United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
February 1, 2017
Fidelity National Financial, Inc.
(Exact name of Registrant as Specified in its Charter)
001-32630
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	16-1725106 (IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-8100
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2017, the Board of Directors of Fidelity National Financial, Inc. (the “Company” of “FNF”) adopted a resolution increasing the size of the Company’s Board of Directors to twelve, and elected Raymond R. Quirk to serve on our Board of Directors. Mr. Quirk will serve in Class I of our Board of Directors, and his term will expire at the annual meeting of our shareholders to be held in 2017. Mr. Quirk has not been appointed to any committee of our Board.
Mr. Quirk is the Chief Executive Officer of FNF and has served in that capacity since December 2013. Previously, he served as the President of FNF beginning in April 2008. Since joining FNF in 1985, Mr. Quirk has served in numerous other executive and management positions, including Executive Vice President, Co-Chief Operating Officer, Division Manager and Regional Manager, with responsibilities for managing direct and agency title operations nationally.
As a salaried employee of the Company, Mr. Quirk will receive no additional compensation for services as a director. Sara Bennett, the daughter-in-law of Mr. Quirk, is an attorney who is employed by a subsidiary of the Company as underwriting counsel. In 2016, Ms. Bennett’s gross earnings were $280,189, which is consistent with other employees holding similar titles at the Company. She also received health and other benefits customarily provided to similarly situated employees.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 1, 2017, the Board of Directors amended and restated the Company’s bylaws to implement majority voting in uncontested director elections.  Previously, our bylaws provided that directors were elected by a plurality of the votes cast in director elections.

Section 3.1 of the amended and restated bylaws provides that each director shall be elected by a majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present. However, if as of 10 days in advance of the date we file our definitive proxy statement with the Securities and Exchange Commission the number of director nominees exceeds the number of directors to be elected in such election (a “contested election”), the directors shall be elected by the vote of plurality of the votes cast.

In an uncontested election of directors, any incumbent director who does not receive a majority of the votes cast will promptly tender his resignation to the Board of Directors. The Board of Directors will decide, after considering the recommendation of the Corporate Governance and Nominating Committee, whether to accept or reject the tendered resignation, or whether other action should be taken. The director nominee in question will not participate in the recommendation or decision making process. An explanation by the Board of Directors of its decision will be publicly disclosed within 90 days from the date of publication of the election results. If the Board of Directors determines to accept a director’s resignation, or if a director nominee who is not an incumbent director is not elected, then the Board of Directors, in its sole discretion, may fill any resulting vacancy in accordance with our bylaws.

The amended and restated bylaws are effective immediately. The Board of Directors has adopted these amendments in response to the shareholders’ vote in favor of our management proposal concerning majority voting at its annual meeting of shareholders held in June 2016. The adoption reflects the Board’s commitment to corporate governance practices that are consistent with the best interests of our shareholders.

The foregoing description is qualified in its entirety by reference to the Fourth Amended and Restated Bylaws, as adopted on February 2, 2017, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(c) Exhibits

Exhibit	Description
3.1	Fourth Amended and Restated Bylaws of Fidelity National Financial, Inc.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity National Financial, Inc.
Date:	February 2, 2017	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel and Corporate Secretary